Exhibit 10.8

EXECUTION VERSION

FIRST AMENDMENT

Dated as of May 5, 2022

to

REVOLVING CREDIT AND SECURITY AGREEMENT

Dated as of February 1, 2022

This FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of May 5, 2022 (this “Amendment”), is entered into by and between STELLUS PRIVATE CREDIT BDC, a Delaware statutory trust that is regulated under the 1940 Act (“Borrower”), and SIGNATURE BANK, as lender under the Credit Agreement (as defined below) (“Signature Bank”).

RECITALS

WHEREAS, Borrower and Signature Bank are parties to that certain Revolving Credit and Security Agreement, dated as of February 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the parties hereto wish to make certain changes to the Credit Agreement as further described herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

Section 1.Definitions.  All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

Section 2.Changes to the Credit Agreement.  Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1.The definition of “Maximum Commitment Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Maximum Commitment Amount” means $75,000,000, as it may be reduced pursuant to the terms of Section 3.5(a) or increased pursuant to the terms of Section 3.5(b).”

2.2.Schedule II to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

Section 3.Conditions Precedent to Closing.  Section 2 hereof shall become effective on the date (the “Effective Date”) upon which each of the following conditions precedent has been satisfied or waived:

3.1.Signature Bank shall have received a counterpart (or counterparts) of this Amendment, executed and delivered by Borrower, or other evidence satisfactory to Signature Bank of the execution and delivery of this Amendment by Borrower;

3.2.Signature Bank shall have received (a) resolutions of Borrower, authorizing the entry into this Amendment, certified by a Responsible Officer of Borrower as correct and complete copies thereof and in effect on the date hereof, and (b) a favorable opinion of counsel to Borrower in form and substance reasonably satisfactory to Signature Bank and its counsel, dated as of the Effective Date;

3.3.Borrower shall have paid to Signature Bank an increase facility fee in an amount equal to $46,575.34, which amount shall be payable to Signature Bank and shall be fully earned as of the Effective Date, non-refundable and not creditable against any other fee due and owing under the Loan Documents; and

3.4.Borrower shall have paid all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents and, to the extent invoiced at least two (2) Business Days prior to the date hereof, including, without limitation, payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable and documented fees and disbursements of Cadwalader, Wickersham & Taft LLP.

Section 4.Miscellaneous.

4.1.Reaffirmation of Covenants, Representations and Warranties.  Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants applicable to it, and confirms the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects; provided that to the extent such representations and warranties were made as of an earlier specific date, the same shall continue, as of the Effective Date, to be true and correct in all material respects as of such earlier specific date.

4.2.Representations and Warranties.  Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered a proceeding in equity or at law), and (ii) upon the Effective Date and immediately after giving effect thereto, no Potential Default or Event of Default shall exist.

4.3.References to the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.4.Effect on Credit Agreement.  Except as specifically amended above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.5.No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Signature Bank under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.6.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

4.7.Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8.Headings.  Section headings in this Amendment are for reference only and shall in no way affect the interpretation of this Amendment.

4.9.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

STELLUS PRIVATE CREDIT BDC, a Delaware statutory trust that is regulated under the 1940 Act

By:
	Name:	W. Todd Huskinson
	Title:	Authorized Person

Signature – Stellus BDC

First Amendment to Revolving Credit and Security Agreement

LENDER:

SIGNATURE BANK, as Lender

By:

Name:	Trevor Freeman
Title:	Managing Director

By:

Name:	Kaylin Searles
Title:	Vice President

Signature – Stellus BDC

First Amendment to Revolving Credit and Security Agreement

Annex A to First Amendment

SCHEDULE II

Lender Commitments and Related Information

Commitment: $75,000,000

Notice address for Signature Bank:

Signature Bank

1400 Broadway, 26th Fl,

New York NY 10018

Attention: Trevor Freeman, Managing Director

Telephone: (646) 968-4337

Telefax: (646) 927-4015
Email: trfreeman@signatureny.com